COMMISSION FILE NO:333-124205

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form SB – 2/A Amendment #4

REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933

E-RENTER USA, INC. (Formerly Haida Gwai, Inc.)

(Exact name of registrant as specified in its charter)

Colorado	0273	98 - 0219212
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

435 Martin Street, Suite 3140 Blaine, WA 98230 (360) 332-0078 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent for Service:	With a Copy to:
Guy Seeklus	Joseph I. Emas
E-RENTER USA, Inc.	Attorney At Law
435 Martin Street, Suite 3140	1224 Washington Avenue
Blaine, WA 98230	Miami Beach, Florida 33139
(360)332-0078	(305) 531-1174

     (305) 531-1274 FAX (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

As soon as practicable after the effective date of this Registration Statement.As soon as practicable after the effective date of this Registration Statement.As soon as practicable after the effective date of this Registration Statement.As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

	CALCULATION OF REGISTRATION FEE

Title of Each	Amount	Proposed	Proposed	Amount of
Class of	To Be	Maximum	Maximum	Registration
Securities To Be	Registered (2)	Offering Price	Aggregate	Fee [1]
Registered		per Unit	Offering Price
Common Stock:	1,000,000	$0.25	$250,000	$ 26.75
$0.001 par value,
to be registered by issuer
Common Stock:	248,000	$0.25	$62,000	$6.64
$0.001 par value,
to be registered by selling
shareholders

(1)	[1]Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

(2)	In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

The above mentioned shares will be offered, as to1,000,000 shares by Guy Seeklus, the registrant’s President and CEO on a “best efforts” basis.

We will establish an escrow account and a minimum subscription of $75,000. Should the minimum subscription of $75,000 not be reached all funds will be promptly returned to subscribers without deductions or interest. There is no minimum investment amount a subscriber must make in this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

COMMISSION FILE NO: 333-124205 SUBJECT TO COMPLETION

Prospectus

, 2005

E-RENTER USA, INC.

1,248,000 shares of common stock to be sold by the registrant as issuer and by current shareholders.

This is the initial public offering of common stock of E-Renter USA and no public market currently exists for these shares. This Prospectus covers the proposed offer and sale of up to 1,000,000 shares of common stock of E-Renter USA, Inc. by the Company (consisting of a minimum of three hundred thousand shares ($75,000) and a maximum of one million shares ($250,000) at $0.25 per Share). There is a minimum subscription of $75,000. The offering by E-Renter USA, Inc. will be open for a period of one hundred and eighty days from the date of this prospectus. Shares of this offering will be offered exclusively by our President and Chief Executive Officer on a “best efforts” basis. He will supervise the mailing of the prospectus, determine the eligibility of each proposed subscriber and sign acceptance of subscriptions.

________________________________________________________________

Price to Public	Underwriting	Commissions	Proceeds to E-Renter USA

Per Share:	$0.25 per share	$0	$0.25 per share
MINIMUM OFFERING:	$0.25 per share	$0	$75000

Maximum Offering:	$0.25 per share	$0	$250,000

We will establish an escrow account and a minimum subscription of $75,000. Should this amount not be reached all funds will be promptly returned to subscribers without deductions or interest. There is no minimum investment amount a subscriber must make in this offering. Upon achieving the minimum subscription, the proceeds of this offering shall be put to use by E-Renter USA upon receipt. See “Use of Proceeds” on page 11.

Our officers and directors may, at their option, elect to participate in this offering. There is no minimum or maximum amount that that may, or may not subscribe. Their decision as to whether not to subscibe will be determined by the success of this offering and in consultation with our legal counsel Any subscription by them would not be counted as part of the minimum subscription described in the previous paragraph.

The selling shareholders’ offering is concurrent with the Company’s primary public offering. The prices at which the selling security holders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of our shares by the selling security holders.

The selling shareholders named in this prospectus are offering 248,000 shares of common stock at a fixed stated price of $0.25 until quoted on the OTC Bulletin Board, if ever, and thereafter at the Bulletin Board price. The Company will be offering its shares of common stock to potential subscribers at the price of $0.25 throughout the duration of this Offering.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that none of them has any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The total costs of this offering, estimated at $
______
, shall be borne by us but the selling stockholders will pay all of their selling commissions, brokerage fees and related expenses.

This investment involves a high degree of risk. See "Risk Factors" beginning on page 7.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. The SEC has not made any recommendations that you buy or not buy the shares. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

E-RENTER USA

Summary Information ………………….……………………….………………………………	4
Risk Factors……………………………………………………………………………………	7
Use of Proceeds………………………………………………………………………………..…	13
Determination of Offering Price………………………………………………………..………	14
Dilution……………………………………………………………………………………………	14
Selling Security Holders………………………………………………………………….……	15
Plan of distribution……………………………………………………..……………….……..…	18
Legal Proceedings………………………………………………………………………………	23
Directors, Executive Officers, Promoters and Control Persons……………….……….…………	23
Security Ownership of Certain Beneficial Owners and Management……………….…………	25
Description of Securities…………………………………………………………………..……	27
Disclosure on the Commission Position on the Indemnification
for Securities Act Liabilities….…………………………………………………………………	28
Organization Within Last Five Years………………………………………………….……….…	29
Description of Business…………………………………………………………………………	29
Management's Discussion and Analysis or Plan of Operation……………………..……………	31
Description of Property………………………………………………………………….……...…	38
Certain Relationships and Related Transactions………………………………………..…….…	38
Market for Common Equity and Related Shareholder Matters………………………………...….	39
Financial Statements………………………………………………………………………………	40
Changes In and Disagreements With Accountants on
Accounting and Financial Disclosure……………………………………………………………	60

Prospectus Summary

E-Renter USA, Inc. ("we", "us", "our” "the "Company") is a corporation formed under the laws of the state of Colorado on January 19, 2000. Our principal offices are located in Blaine, Washington.

E-Renter USA is a consumer reporting agency located in Blaine, Washington. We provide data to businesses requiring tenant screening and employee screening as well as those concerns extending credit to individuals or companies. We provide an online bundle of services to clients including a wide range of reports and additional online “value added” features such as fraud detection, declination letters and online submissions to collections. We also offer our landlord and lending clients, as well as employers, a variety of criminal background checks through our www.CriminalData.com website. While all of these services are presently available elsewhere to our present and potential clients, we eliminate the need to go to several different sources to get the information. In other words, E-Renter provides an internet “one stop shopping” service at very reasonable rates.

E-Renter USA ~~is in the development stage and~~ has small but growing revenues. Since inception, our president has concentrated his efforts on research and the establishment of relationships with the various agencies that supply different facets of information, of the market for our services and preparing our business strategy. In our first set of audited financial statements, date June 30, 2004 our independent accountant rendered an opinion as to our viability as a “going concern”. We have commenced operations. We incurred initial losses of less than $5,000 and have an advance of $5,000 from our CEO. We but are now operating with a small net profit or minimal losses even though we have increased administration and marketing expenses. Full and rapid implementation of our business strategy is reliant on our ability to raise capital in this offering. See “Risk Factors” and “Implementation of the Business Plan”

Name, Address and Telephone Number of Registrant

E-Renter USA
435 Martin Street, Suite 3140
Blaine, WA 98230
(360) 332-0078

The Offering

-Price per share offered	$0.25
-Shares of common stock offered by the company	1,000,000
-Shares of common stock offered by selling shareholders	248,000
-Shares of common stock outstanding after the offering	6,248,000
(assuming all shares are sold)

-Use of proceeds – to fully implement our business plan and expose our services to as much of the potential market as possible, building a solid sustainable base of clients with online accounts as well as continued growth in the “one of” market.

Joseph I. Emas, our legal counsel, will act as our Escrow Agent until the minimum subscription under this offering is attained. Under the terms of the Escrow Agreement, Mr. Emas will place all subscription amounts in trust until 300,000 shares of our common stock ($75,000) are subscribed for. Should this minimum not be reached during the six month effective period of this offering, the terms of the Escrow Agreement state that Mr. Emas is obligated to promptly return all funds to the subscribers.

Our officers and directors may, at their option, elect to participate in this offering. There is no minimum or maximum amount that they may, or may not subscribe~~. However, and subscription by them would not be counted as part of the minimum subscription described in the previous paragraph.~~. However, no subscription by a member of management will be accepted for or credited to the minimum subscription amount. The amount of shares that management can or will subscribe for will be determined by the success of this offering to non-management investors and in consultation with our legal counsel and will be made prior to the closing of the offering.

SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial data contained in this prospectus. This information reflects our operations for the period from January 19, 2000 (inception) through ~~October~~December 31, 2005 and are derived from, and are qualified by reference to, our June 30, 2005 financial statements which have been independently audited by Madsen & Associates, our independent public accountant. The information below should be read in conjunction with our consolidated financial statements and notes included in this prospectus. Our historical operating results are not necessarily indicative of the results of any future period. Our interim statements show a loss of $496 for the four month period ended October 31, 2005. Our December 31, 2005 interims show an operating profit of $ for the six month period ended on that date. From inception we have experienced some losses and may incur more losses in the future.

It is management’s belief that by continuing to limit expenses to the amount of revenues, we can continue to survive and expand our business, although at a much slower rate than is anticipated should our offering be successful even on a minimum basis. Our operations are completely funded by our monthly profits and, in the case of a loss, by our retained earnings. Our contributed capital has been expended to cover the expenses associated with the preparation and filing of this registration statement.

Summary Financial information

From January 19, 2000 (inception) through ~~October~~ December 31, 2005

Balance Sheet Data	As of December~~October~~ 31, 2005
Cash and Cash Equivalents	$~~30,339~~21,474

Total current assets	$32,593
Total liabilities		$18899
Total stockholders’ equity		$13,694
Total additional paid in capital		$20,852
Retained Earnings	$	( (11,606)
Total liabilities and stockholders’ equity		$32,593

Risk Factors

An investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

Risks related to our business.

We have limited assets and are dependent upon the proceeds of this offering in order to accelerate our growth.

Through ~~October~~December 31, 2005, our funding has been $ 24,800, an amount we estimated would be adequate to cover the costs associated with this filing and subsequent amendments. Subsequently our sales increased and we incurred~~became~~ marginal~~ly~~ profits~~able~~ and a small loss despite drastic reinvestment of profits in our marketing efforts.

Our assets are the concept and business plan, including the establishing of relationships with the various credit reporting background search organizations. Management estimates that total expenses for the year following the completion of this offering will amount to approximately $160,000 or 64% of the total maximum proceeds from this offering or approximately $~~129,661~~ 138,562 in excess of our cash position on ~~October~~December 31 2005. Other than the shares offered by this prospectus no other source of capital has been identified or sought after.

If we are not successful in raising sufficient capital through this offering we will be faced with several options:

1.	cease operations and go out of business;

~~1.~~	2. seek after alternative, acceptable sources of capital;

~~1.~~	3. bring in additional capital that may result in a change of control; or

~~1.~~	4. identify a candidate for acquisition that seeks access to the public marketplace and its sources of financing.

In the event of any of the above circumstances you could lose a substantial part or all of your investment, particularly if we cease operations and go out of business. There can no assurances that the maximum capital raised in this offering will be sufficient to fund our business plan or that we will be profitable as a result. Failure to raise sufficient capital or find additional funding would have a material adverse effect on our business, financial condition and operating results and have a material adverse effect on the value of your shares of our common stock. We have made no contacts nor have contemplated any acquisition as outlined in item 4 in the above paragraph.

We have working arrangements with all three major national reporting agencies. Should we lose one or more of these associations, the loss or losses could negatively affect our business.

There are only three major reporting agencies in the United States. It is a long and detailed process to qualify to do business directly with each of them. Should we lose accreditation with one, it would affect our business very little; losing two would be much more serious; and losing all three would affectively put us out of business. Management is extremely careful to whom we supply reports and clients are only accepted after a thorough due diligence process. Nevertheless one or all of the national reporting agencies could change the criteria under which they accept business in terms of price per report and volume. A development like this could have a very serious negative affect on our profitability and your investment.

We have had losses since inception and expect some losses in the foreseeable future.

E-Renter USA has limited revenues. Costs were incurred when the business was set up and further costs were incurred as a result of developing marketing data for the services offered. Even though our revenues are increasing and we have achieved marginal profit or minimal losses each month, we still expect to lose money on occasion for an indeterminate period of time. Our services are used mainly by landlords , mortgage brokers and employers. Some months, for example December, show a slowdown in rentals (people generally don’t like to move during the Christmas and New Year’s holidays nor do a majority of employers interview and hire new staff prior to the new year). When one of these down periods occurs, any shortfall would be made up out of retained earnings. If and when these reserves are expended, we would be forced to seek further capital or cease doing business. You should consider these facts carefully before investing.

We are dependent on our directors and officers. Should anything happen to one or both, we could suffer serious losses.

Our officers and directors are husband and wife. Our president and CEO now devotes about 80% of his time to our affairs. If and when this offering is declared effective and the minimum subscription amount is reached he will devote 100% of his time to growing our business. However, if we should lose his services for any reason it would severely hamper our ability to put our business plan into effect and as a result your stock could become worthless. We will be heavily dependent on this one director for the success of our enterprise. His inability to act for any reason could seriously harm the business and your investment, resulting in a possible loss of profits and decrease or loss in your investment.

In the event our officers and directors are unable to perform services on our behalf, we would need to seek one or more alternative officers and directors. Any delay or our inability to find such an alternative officer and director may cause us to cease operations and, accordingly, not generate the revenue needed to ~~commence or~~ maintain operations. As a result, there would be a material adverse effect on our business, financial condition and operating results and have a material adverse effect on the value of your shares of our common stock.

Potential investors in this offering should consider the fact that our officers and directors are husband and wife and, as the only two directors, will formulate controls and procedures and at the same time be responsible for enforcing said controls and procedures.

We have no employment agreement with either of our officers and directors and there can be no assurance that they will continue to manage our affairs in the future. Should one or both encounter health problems or worse, this would result in a very negative effect on our business and cause a corresponding negative effect on your investment. There are no assurances that we can or will develop another key person to replace our officers and directors. This could result in an adverse effect on our business and operation and will likely have a materially adverse effect on our business, financial condition and operating results, all of which may result in a complete loss of your investment.

Should one or both of our officers and directors become engaged in a separate enterprise similar to E-Renter, USA, Inc. it could result in a decrease in revenues resulting in your investment being endangered. We have no mechanism in place to allow our officers and directors to resolve issues such as this and other conflicts of interest in an “arms length” fashion.

Our directors and control persons own 76~~53~~% of our outstanding common stock.

Because our directors and control persons are husband and wife and are judged to be, in effect, one person concerning their beneficial owner ship of our outstanding common stock, they presently own 76% of all stock issued and presuming all the shares of common stock in this offering are sold, they will own some 64~~53~~% of the issued and outstanding common stock and will have the power to make and control corporate decisions that may be disadvantageous to other shareholders. Guy Seeklus and Brenda Menkis, provided they vote in unison, will have total control in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Seeklus and Ms. Menkis may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders. Conflicts in corporate decisions may result in the company being unable to make timely business decisions, and, consequently, have a material adverse effect on our business, financial condition and operating results, all of which may result in a complete loss of your investment.

Landlords, management companies and employers may fail to see the value of our services and decline to use them.

Like most services we are entirely dependent on someone valuing the service we render enough to justify the expenditure it requires. Landlords, accustomed to conducting their own research on prospective tenants, may feel that a more thorough investigation is an unnecessary expense. Management companies, overseeing multiple rental properties, may have their own department doing their tenant checks and prefer to have in house people doing the research. Employers may have alternate methods of judging a potential employee’s suitability and not perceive the value in what we have to offer. Should any or all of the aforementioned groups decide that they cannot or will not afford our services we would accumulate operating deficits that would eventually cause us to cease operations. Please consider these points carefully when thinking of investing. Such a failure to accept our services may materially and adversely affect our business, financial condition and results of operations and result in decreased or negligible revenues, which, in turn, may result in the entire loss of your investment, particularly if we cease operations.

Risks relating to the securities market

Our common stock has no market, there is no liquidity and resale of your shares may be difficult.

There is presently no demand for the common stock of our company. There is presently no public market in the shares. While we intend to apply for a quotation on the Over the Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. Should our application be approved, the trading market price of our common stock may decline below the price at which it was sold. If a market should develop, the price may be highly volatile. In addition, an active public market for our common stock may not develop or be sustained, resulting in a loss on your investment. If selling stockholders sell all or substantial amounts of their common stock in the public market (see "Selling Stockholders"), the market price of our common stock could fall. There are no restrictions on our selling shareholders, and, therefore, any large sale of our common stock the value of the remaining shares of common stock held by other investors could be substantially reduced, resulting in a loss on their investment.

Our shares will be "Penny Stocks" which are subject to certain restrictions that could adversely affect the liquidity of an investment in us.

We intend to initially trade our common stock in the over-the-counter market. The stock price will likely be at less than $5.00 per share. Such shares are referred to as "penny stocks" within the definition of that term contained in Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. These rules impose sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market. In general, penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want. Accordingly, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or “accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The market price for our common shares will be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our common shares will be characterized by significant price volatility once we are trading on the OTCBB, when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The anticipated volatility in our share price can be attributable to a number of factors. First, as noted above, our common shares will likely be sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common shares in the foreseeable future. We may not have enough funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material adverse effect on our results of operations.

As discussed in the preceding risk factor, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

We are subject to the certain anti-takeover provisions under Colorado law which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Colorado corporation, we are subject to certain provisions of the Colorado General Corporation Law that anti-takeover affects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so. Our charter and bylaws do not contain any provision(s) that pertain to this possibility.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We have enough cash on hand and reserved to pay the balance of our offering expensed, estimated at $14,000.

	Sale of 100% of	Sale of 50% of	Sale of 30% of
	Issuer Stock	Issuer Stock Offered	Issuer Stock Offered
	Offered
Gross Proceeds	$250,000	$125,000	$75,000 (minimum)
Use of Proceeds
Direct Mail	$15,000	15,000	15,000
Telemarketing	$60,000	$40,000	$30,000
Internet Marketing	$60,000	$30,000	$10,000
Sales Representatives	$40,000	$20,000	$10,000
Website Development	$20,000	-0-	-0-
Working Capital	$55,000	$20,000	$20,000
TOTAL PROCEEDS	$250,000	$125,000	$75,000

Direct Mail

Purchase business related mailing lists; printing; mail house sorting; postage; and inbound call center.

Telemarketing (Outbound)

Purchase phone lists; balance to professional call center @ $ 20.00 per hour.

Internet Marketing $10,000 per month for six, three and one month (i.e.: Google and Overture)

Sales Representatives

A total of ten Sales Representatives will be hired the first year on a draw-against-commission basis.

Web Development

Development of sites to attract clients to expanded services.

As the three scenarios above indicate:

× We will not have sufficient funds to ideally expand operations unless substantially all of the 1,000,000 common shares being offered by us are purchased;× If we only sell 500,000 common shares, our start up costs would remain the same but our telemarketing, Internet Marketing and hiring of Sales Representatives would be reduced, website development would be discarded and working capital would be restricted;× If we sell only 300,000 of our common shares (our minimum) all areas of our business would necessarily be scaled back or eliminated, probably resulting in reduced revenues, endangering our working capital and our ability to deal with unanticipated expenses and contingencies. While our sales are growing steadily and we are operating within our gross profit without accumulating operating losses we may be forced to consider other ways to expand our sales more rapidly, should we be successful in selling only the minimum (or close to it).

Determination of Offering Price

The offering price of this issue was set in a purely arbitrary manner. We determined the amount of money needed to start the business, added a contingency amount, allowed for printing costs and possible commissions if a broker/dealer should become involved with the sale to the public of this issue. We also took into account the resultant number of shares in the "float", i.e. the number of shares available to be traded. The final consideration was the perceived market capitalization (the theoretical total worth of the shares of E-Renter USA if they were all sold at a specific price at the same time).

Dilution

E-Renter USA, Inc., prior to this offering has 5,248,000 shares of stock issued and outstanding. 248,000 shares of this amount are being qualified for sale by present shareholders as part of this registration statement.

On January 5, 2005 Inge Kerster surrendered 1,500,000 of her 2,500,000 shares for cancellation.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.

		Percentage of	Percentage of	Percentage of	Percentage of	Percentage	Percentage
	Price	Consideration	Consideration	Consideration	Shares Held	of Shares	of Shares
	Paid	(30%	(50%	(100%	– 30%	Held -50%	Held 100%
		Subscription)	Subscription)	Subscription)	Subscription	Subscription	Subscription
Present
Shareholders	$0.005	74.26	17.21	09.42	94.59	91.30	83.99
Investors in
This	$0.25	25.74	82.79	90.58	05.41	08.70	16.01
Offering

The following table will show the net tangible value of the shares before and after shares are subscribed in this offering.

	Before	After 30%	After 50%	After 100%

	Offering	of Offering	of Offering	of Offering

-Net tangible book value	$ 0.004	$0.018	$ 0.026	$ 0.044

-Increase in net	NA	$0.014	$ 0.026	$ 0.047

tangible book value

-Dilution factor	NA	$ 0.24	$ 0.22	$0.20

The above table indicates that the net tangible book value of E-renter is $.003 cents. If 30% of the offering is subscribed to (the minimum) you would lose 24 cents value of the 25 cents per share you paid; if one half of this offering is subscribed to, you would lose 22 cents value of the 25 cents you paid. If all of the offering were completed you would still lose 20 cents of the 25 cents you invested.

Selling security holders

The following table presents information regarding the selling security holder. Unless otherwise stated below, to our knowledge no selling security holder nor any affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. None of the selling security holders are members of the National Association of Securities Dealers, Inc. The selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations.

Other than the costs of preparing this Prospectus and a registration fee to the Securities and Exchange Commission, we are not paying any costs relating to the sales of shares of our common stock by the Selling Shareholders. Each of the Selling Shareholders, or their transferees, and intermediaries to whom such securities may be sold may be deemed to be an "underwriter" of the common stock offered in this prospectus, as that term is defined under the Securities Act. Each of the Selling Shareholders, or their transferees, may sell shares of our common stock from time to time for their own account in the open market at the prevailing prices, or in individually negotiated transactions at such prices as may be agreed upon. The net proceeds from the sale of shares of our common stock by the Selling Shareholders will inure entirely to their benefit and not to ours.

The Shares may be offered for sale from time to time in regular brokerage transactions in the over-the-counter market, or through brokers or dealers, or in private sales or negotiated transactions, or otherwise, at prices related to the then prevailing market prices. Thus, they may be required to deliver a current prospectus in connection with the offer or sale of their shares of our common stock. In the absence of a current prospectus, if required, these shares of our common stock may not be sold publicly without restriction unless held by a non-affiliate for two years, or after one year subject to volume limitations and satisfaction of other conditions. We have advised the Selling Shareholders that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934 may apply to its sales in the market and have informed it that it must deliver copies of this prospectus. These rules contain various prohibitions against trading by persons interested in a distribution and against so-called "stabilization" activities. We are not aware, as of the date of this prospectus, of any agreements between any Selling Shareholders and broker-dealers with respect to the sale of the shares of common stock.

The Selling Shareholders, or their transferees, might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 and any profit on the resale of these shares of our common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any sale of these shares of our common stock by Selling Shareholders, or their transferees, through broker-dealers may cause the broker-dealers to be considered as participating in a distribution and subject to Regulation M promulgated under the Securities Exchange Act of 1934, as amended. If any such transaction were a "distribution" for purposes of Regulation M, then such broker-dealers might be required to cease making a market in our equity securities for either two or nine trading days prior to, and until the completion of, such activity.

The Selling Shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. None of our selling share holders are broker-dealers or have any affiliation with any broker dealers.

The selling shareholders named in this prospectus are offering all of the 248,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation D of the Securities Act of 1933. None of our selling share holders are broker-dealers or have any affiliation with any broker dealers.

The following table provides as of April 15, 2005 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;

2.	the percentage owned prior to the offering;

3.	the total number of shares that are to be offered for each;

4.	the total number of shares that will be owned by each upon completion of the offering; and

5.	the percentage owned by each upon completion of the offering.

	Shares of
	common	Percent of
	Stock	Common
	beneficially	Stock owned	Shares of common	Shares of common
	owned prior	prior to	stock to be	Stock owned
Name of selling stockholder	to offering	offering (1)	sold	After offering(2)
Edward D. Duncan	10,000	*	10,000	-0-
Robert McKenzie	10,000	*	10,000	-0-
Paul T. McKenzie	10,000	*	10,000	-0-
Nancy Travis	10,000	*	10,000	-0-
Michael Travis	10,000	*	10,000	-0-
Famlico Investments, Inc.	198,000	3.78	198,000	-0-

TOTAL 248,000

All of the selling shareholders are relatives, good friends and or business associates of Inge Kerster, our previous president and CEO.

Famlico Investments, Inc. is a holding company owned completely by the five adult Kerster children, Kennedy Kerster (10%), Michael Kerster (10%), Bruce Kerster (10%), Rachael Hodyno (nee Kerster) (35%) and Rebecca Kerster (35%).They collectively and individually disclaim any beneficial ownership with Inge L.E. Kerster, the founder and former president of E-Renter USA, Inc.

*less than one percent

(1) Based on 5,248,000 shares of common stock issued and outstanding as of ~~October~~December 31 2005.

(2) Assumes the sale of all shares registered by each selling shareholder.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. All selling shareholders subscribed for their shares and have no agreement either written or oral that would entitle them to purchase or acquire additional shares other than the shares being registered for resale. With the exception of Rachael Hodyno and Rebecca Kerster, majority shareholders of Famlico Investments, Inc., who reside in New York City, all selling shareholders are residents of Canada and purchase their shares under the exemption provided by Regulation S.

Famlico Investments, Inc. is a corporation formed under the laws of the Province of Alberta, Canada.

Plan of Distribution Plan of Distribution for the Company.

General

We will attempt to sell a maximum of 1,000,000 shares of our common stock to the public on a “self underwritten” basis. The Company must receive a minimum of subscriptions for 300,000 shares or $75,000. The Company shall have the initial subscriptions placed in a non-interest bearing escrow account until such minimum subscriptions are reached or, in the event the minimum subscriptions are not received~~eached~~, promptly returned to the investors. There can be no assurance that any of these shares will be sold. Our gross proceeds will be $250,000 if all the shares offered are sold. Neither we nor our officer or directors, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares. The Escrow Agreement (as described below) and the form of Subscription agreement are filed as exhibits.

This is a self-underwritten offering. This prospectus is part of a registration statement that permits the officers and directors of E-Renter USA to sell directly to the public, with no commission or other remuneration payable. At the discretion of the Board of Directors an underwriting contract may be entered into with one or more broker/dealers on a "best efforts" or firm-commitment basis. In this case, commissions and expenses within the guidelines of the NASD would be negotiated. We will be required to halt sales and file a post-effective amendment to this prospectus outlining the payment to the broker/dealer(s). There are no plans or arrangements to enter a contract to sell with a broker/dealer.

Management has plans to buy shares of common stock in this offering. However, no subscription by a member of management will be accepted for or credited to the minimum subscription amount. The amount of shares that management can or will subscribe for will be determined by the success of this offering to non-management investors and in consultation with our legal counsel and will be made immediately prior to the closing of the offering.

No public market currently exists for shares of our common stock. We intend to apply to have its shares traded on the Over-the-Counter Bulletin Board.

Our president and CEO, Guy Seeklus will be the only person authorized to offer the securities on our behalf and will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Seeklus:

o	will not be subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation: and

o	will not be compensated in connection with his participation by the payment of com- missions or other remuneration based either directly or indirectly on transactions in securities; and

o	will not at the time of his participation be an associated person of a broker or dealer;

o	meets the conditions of paragraph Rule 3a4-1(a)(4)(ii) of the Act in that the person offering securities will have substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and the associated person was not a broker or denier, or an associated person of a broker or dealer, within the preceding 2 months; and the associated person does not participate in selling all offering of securities for any issuer more than once every 12 months.

The offering by us and the offering by our selling shareholders will be held concurrently and the price will be the same for both offerings.

The Escrow Account

We have established an escrow account with our attorney, Joseph I. Emas (who will act as Escrow Agent), wherein funds will be held until such time as the minimum offering amount of 300,000 shares of our common stock at a price of $0.25 per share has been subscribed for~~.~~ and the checks received have cleared the banks upon which they are written. Prior to the completion of the minimum offering, subscribers shall have their payments deposited into the Escrow Agent’s non-interest bearing attorney’s account over which Mr. Emas has sole signing authority.. If we do not complete the minimum offering within 180 days from the effective date of this prospectus, the Escrow Agent shall forthwith promptly return each subscriber’s respective subscription funds. If we complete the minimum offering within 180 days from the effective date of this prospectus and provide the Escrow Agent with certificates representing the shares of common stock subscribed for by the subscribers, the Escrow Agent shall forthwith release the subscription funds to us.

Plan of Distribution for the Selling Shareholders.

The cost of the Offering and the cost of the offering expenses to be paid by the Company~~,~~ on behalf of the selling shareholders is estimated at a total of $ 24,600 and will be paid by the Company.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;

~~1.~~	2.In privately negotiated transactions;

~~1.~~	3.Through the writing of options on the common stock; or

~~1.~~	4.In any combination of these methods of distribution.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144 and Regulation S..

The selling shareholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

As a condition of each subscription agreement, all subscribing shareholders are expressly prohibited from entering into any hedging agreements with broker/dealer or engage in any transaction that would result in a short sale of their stock. Our transfer agent, when engaged, will have specific instructions to deny transfer of any selling shareholder’s shares except in the case of death or marriage requiring a name change until we have our shares listed on the OTC Bulliten Board, if ever.~~In connection with distributions of the shares, the selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholders also may sell the shares short and deliver the shares to close out such short positions. The selling stockholders also may enter into options or other transactions with broker-dealers that involve the~~

~~delivery of the shares to the broker-dealers, which may then resell or otherwise transfer such shares. The selling stockholders also may loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default may sell or otherwise transfer the pledged shares. If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters~~.

We are bearing all costs relating to the registration of the common stock, including those costs incurred on behalf of the selling shareholders. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of their shares, when and if a price for the Company”s shares are quoted

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

o	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

o	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

o	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

o	contains a toll-free telephone number for inquiries on disciplinary actions;

o	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

o	contains such other information and is in such form (including language, type, size, and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

1.	with bid and offer quotations for the penny stock;

~~1.~~	2.the compensation of the broker-dealer and its salesperson in the transaction;

~~1.~~	3.the number of shares to which such bid and ask prices apply, or

~~1.~~	4.other comparable information relating to the depth and liquidity of the market for such stock; and

~~1.~~	5.monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

The offerings by us and the offering by our selling shareholders will be held concurrently and the price will be the same for both offerings.

Terms of the Offering

The selling shareholders’ offering is concurrent with the Company’s primary public offering. The selling shareholders named in this prospectus are offering 248,000 shares of common stock at a fixed stated price of $0.25 until quoted on the OTC Bulletin Board, if ever, and thereafter at the Bulletin Board price.

The completion of the offering is subject to the Company receiving minimum aggregate subscriptions for 300,000 shares of common stock in the capital of the Company at a price of $0.25 for gross proceeds of $75,000. In connection with the Offering, an escrow fund has been established to secure investors’ funds until the earlier of the completion of the Minimum Offering of 300,000 shares or the termination of the Offering on the date that is 180 days from the date of this prospectus. The maximum offering is 1,000,000 shares of common stock in the capital of the Company at a price of $0.25 for gross proceeds of $250,000. The Offering will terminate (i) once all subscriptions for the maximum offering are received and accepted or (ii) 180 days from the date of this prospectus.

Blue Sky

The Company intends to sell the common stock in Florida, New York, Washington and Colorado.

The selling shareholders intend to sell their common stock in Florida, New York and Colorado. The company will register the common stock for sale in Florida, New York and Colorado or rely on an exemption from state registration. No shares of common stock have been registered as of this date.

Legal Proceedings

We are not aware of any legal proceedings that have been or are currently being undertaken for or against E-Renter USA, Inc. or is any contemplated.

Directors, executive officers, promoters and control persons.

The directors and executive officers currently serving E-Renter USA are as follows:

Name	Age	Positions Held and Tenure

Guy Seeklus	48	President and director since
		November 2004

Brenda Menkis	48	Secretary/Treasurer/ Principal
		Accounting Officer since November 2004

The directors named above will serve until the first annual meeting of E-Renter USA, Inc. stockholders. Thereafter directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the director and officer of E-Renter USA and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

Business Experience

All of our directors serve until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. The following is a brief description of the business experience of our executive officers, director and significant employees:

Guy Seeklus MBA, President, CEO and Chief Acounting Officer

Mr. Seeklus is a co-founder of E-Renter USA Ltd and is involved in the day-to-day activities of the business as President and Chief Executive Officer since inception (July 2003). In addition to his duties as president he will also direct the sales and marketing effort.

From August 1998 to July 2004 he was a management consultant working for the Business Development Bank of Canada. His mandate from the BDC included assessing business plans and financial statements of prospective borrowers and reporting his findings to the bank.

From September 1999 to present Mr. Seeklus acts as a consultant to the Workers

Compensation Board of British Columbia evaluating business plans and financial prospects for the Board pertaining to those recipients of compensation wishing to be in business for themselves and off the rolls.

From April 1985 through April 1997 he was employed by the Emco Distribution Group, a large wholesale plumbing and heating distributor as Western Canada Marketing Manager.

Mr. Seeklus has an MBA from the University of Western Ontario and a Diploma in Sales and Marketing from the University of British Columbia.

He also teaches Strategic Management in the City University MBA program. A portion of his teaching duties requires the teaching of analysis of financial statements.

Brenda Menkis BA, JD, Secretary and Treasurer

Ms. Menkis is the wife of Guy Seeklus and co-founder of E-Renter USA Ltd. She has been involved in the day to day activities of the business since inception.

From July 1993 to July 1998 she was employed by Menkis Enterprises in administrative and property management.

Ms. Menkis worked as a licensed realtor for over ten years in the Greater Vancouver area selling properties built by Menkis Construction.

She is a graduate of the California Western School of Law where she took several accounting courses Her focus is primarily on administration and she will continue to manage the inside staff and day to day operations.

Accounting experience

Mr. Seeklus has had many years of experience preparing, analyzing and projecting financial statements and forecasts. He will depend on corporate cousel and our independent accountants for the preparation of reports requied under the 1933 and 1934 Acts.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding common stock of E-Renter USA Also included are the shares held by all executive officers and directors as a group.

	Number of	Percent of
	Shares Owned
Name and Address	Beneficially*	Class Owned*

Guy Seeklus	2,000,000	29.64
435 Martin Street
Suite 3140
Blaine, WA 98230

Brenda Menkis	2,000,000	29.64
435 Martin Street
Suite 3140
Blaine, WA 98230

Inge L. E. Kerster	1,000,000	37.05
~~15998 SW 13th Street~~
~~Pembroke Pines, FL 33027~~
1630 York Avenue
New York, NY 11028
All directors and executive
Officers as a group (two persons)	4,000,000	59.28

In the event all the shares of common stock are sold in this offering, Mr. Seeklus, Ms. Menkis and Ms. Kerster would have a combined total of 5,000,000 of the 6,248,000 shares of common stock issued and outstanding, or 80%.

Conflicts of Interest

Our officers and directors spend an increasing amount of time attending to the affairs of E-Renter USA. Our president and CEO spends approximately forty hours per week. While the affairs of E-Renter are paramount, there may be occasions when the time requirements of the business conflict with the demands of his other business and investment activities and we may need to employ additional personnel. If this happens, we cannot be sure that qualified~~good~~ people will be available and if they are available, we can get them at a price we can afford.

There is no procedure in place, which would allow our officers and directors to resolve potential conflicts in an arms-length fashion. We must rely on them to use their discretion to resolve these conflicts.

Executive Compensation

Summary Compensation Table

     The following table shows the compensation paid over the past three fiscal years with respect to our "named executive officers" as that term is defined by the under the Securities and Exchange Act of 1934.

	Annual Compensation			Long Term Compensation

				Awards		Payouts

Securities
					Restricted	Underlying		All Other
Name and Principal				Other Annual	Stock	Options/	LTIP	Compen-
Position	Year	Salary	Bonus	Compensation	Award(s)	SARs (#)	Payouts	sation

Guy Seeklus
	2005	--	--	--	--	--	--	--
	2004	--	--	--	--	--	--	--
	2003	--	--	--	--	--	--	--
	2002	--	--	--	--	--	--	--

Brenda
	2005	--	--	--	--	--	--	--
Menkis
	2004	--	--	--	--	--	--	--
	2003	--	--	--	--	--	--	--
	2002	--	--	--	--	--	--	--

Executive compensation

No officer or director of E-Renter USA, Inc. has received any remuneration. Some reimbursement of expenses has been made from the very limited revenues of E-Renter USA Ltd. Although there is no current plan in existence, it is possible that E-Renter USA, Inc. will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of the business plan. See “Certain Relationships and Related Transactions”. We have no stock option, retirement, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

Options and Stock Appreciation Rights Grant Table

There were no grants of stock options to the Named Executive Officers during the fiscal year ended June 30, 2005 and the six month period ended December 31, 2005.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

We did not have any outstanding stock options or stock appreciation rights at end the fiscal year ended June 30, 2005 or the six month interim period ended December 31, 2005.

Long-Term Incentive Plan Awards Table We do not have any Long-Term Incentive Plans. Compensation of Directors

We currently have two directors. Our current compensation policy for our directors is to compensate them through options to purchase common stock as consideration for their joining our board of directors and/or providing continued services as a director. We do not currently provide our directors with cash compensation, although we do reimburse their expenses. No additional amounts are payable to the Company's directors for committee participation or special assignments. There are no other arrangements pursuant to which any director was compensated during the Company's last completed fiscal year for any service provided as director.

Description of securities Common stock.

The Articles of Incorporation of E-Renter USA authorize the issuance of 100,000,000 shares of common stock, $0.001 par value. Each holder of record of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors.

Holders of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred shareholders, if any.

Holders of common stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of common stock are, and all un-issued shares when issued will be duly authorized, validly issued, fully paid, and non assessable. If additional shares of E-Renter USA common stock are issued, the relative interests of then existing stockholders may be diluted.

Preferred Stock

The Articles of Incorporation of E-Renter USA authorize the issuance of 10,000,000 shares of preferred stock, $.001 par value. The Board of Directors is authorized to issue preferred shares from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as common stock. No preferred stock has been issued.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Amendment of our Bylaws

Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our board of directors.

Transfer Agent

E-Renter USA is currently serving as its own transfer agent, and plans to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should E-Renter USA securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

Indemnification of Officers and Directors

As permitted by Colorado law, the Articles of Incorporation of E-Renter USA, Inc. provide that it will indemnify its directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Colorado, E-Renter USA's Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the laws and statutes of the State of Colorado or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission Position on Indemnification for Securities Act liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling E-Renter USA pursuant to provisions of the State of Colorado, E-Renter USA has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization within the last five years

E-Renter USA, Inc. was incorporated in the State of Colorado on January 19, 2000 under the name Haida Gwai, Inc. On November 22, 2004 we entered into an agreement with Guy Seeklus and Brenda Menkis, sole shareholders in E-Renter USA Ltd. to acquire all of the issued and outstanding shares in that corporation in exchange for four million (4,000,000) shares of the common stock of Haida Gwai, Inc. Inge Kerster, the sole officer and director of Haida Gwai, Inc. from inception until November, 22, 2004 agreed to affect a name change from Haida Gwai, Inc. to E-Renter, USA, Inc. and then resign as an officer and director. E-Renter USA Ltd. then became a wholly-owned subsidiary of E-Renter USA, Inc.

It was agreed that Ms. Kerster would retain a portion of her shareholdings and arrange for the balance of the approximately $25,000 that was estimated to be needed to file this registration Statement and subsequent amendments. Ms. Kerster, due to a serious health problem agreed to cancel 4,000,000 of her 5,000,000 shares (80%) as a condition of the takeover of E-renter USA, Ltd. Ms. Kerster received no compensation or other benefit the cancellation of a portion of her shares with the exception of the agreement to take over E-Renter USA, Ltd.

Until the share exchange with the stockholders of E-Renter USA Ltd. we had no revenues. Our subsidiary, E-Renter USA Ltd. has begun to generate revenues, mainly through response to its website and telemarketing activities. Sales are growing steadily every month. We hope to seriously expand both sales and the scope of services available to potential clients if we accomplish at least a portion of this offering. There is no assurance that we will be able to realize the minimum subscription of $75,000 (300,000 shares) or more and if we are successful we will be able to realize any significant increase in revenues.

Description of business

E-Renter USA Ltd is a consumer reporting agency located in Blaine Washington. The company provides data to businesses engaged in tenant screening, employee screening and the extension of credit to consumers or businesses. E-Renter provides an online bundle of services to clients including a wide range of reports as well as additional online "value added" features such as fraud detection, declination letters and collections. A portion of our business is obtained by telephone solicitation. Calls are made on a “businesses-to-business” basis only. Individual “don’t call” requests are honored.

E-Renter generates revenues by selling data to clients. Clients are charged for each report they order with an approximate cost of goods at 30%. For example, commercial accounts that have direct online access are charged $9.00 for a credit report. Individual landlords place their orders online and fax us the paperwork each time and are charged $14.95 for a credit report~~.~~ We generate anywhere from $6.25 to $24.00 gross profit from each report ordered. Depending which credit bureau we use for that client our cost per credit report is $1.90 to $3.00 . Our cost per report will decrease as volume increases. and our cost per consumer credit report will fall to $1.50 when .

After credit reports our second largest volume reports are criminal records. We charge our commercial accounts $9.00 per report and the individual landlords who order online are charged $9.95 to $19.95 depending on the criminal search they order. We currently purchase criminal records from multiple sources at prices ranging from $2.79 to $5.25. Our current volume of criminal record purchases justifies purchasing records directly from the State Department of Corrections. We are currently reviewing the option of establishing accounts with various state Departments of Corrections, counties and other sources to aggregate our own data which would allow us unlimited access to State and county criminal records for an annual subscription fee. The fees will vary by state and county. of $1,800.

Company History – E-Renter USA Ltd.

The original E-Renter concept was created in 1999 and was intended to be an online bundle of services for property managers and landlords. The families of both principals are owners of revenue property and based on first hand experience it was thought that there must be an easier way. The core concept was to incorporate a web portal with central access to online advertising of rental property, online submission to collection agencies, online access to credit reports, a forms library and online access to legislation. The first version of E-Renter was a web site which advertised an apartment building owned by Brenda Menkis's family. Ads were run listing only the URL and positive results were demonstrated.

Based on the success of the web site as a property rental tool a company was incorporated in Vancouver BC in 2000 under the name E-Renter Services Limited. Significant effort and resources were put into web development and the first portal sight was launched. The company attended the Tradex Building Show in 2001 where our beta site was shown to property managers who were asked for feedback. Based on their comments significant changes were made and the most common response was that "it was all very nice but they were really just interested in the credit reports". At that time few building managers had internet access and high speed DSL or ADSL was not widely available. In the fall of 2001

E-Renter Services Limited became a licensed credit reporting agency in British Columbia. The initial marketing effort was based in Vancouver and sales were minimal.

In 2002 sales continued to be minimal but we began to generate sales from the United States. By 2003 it became obvious that the market for our services was in the US and that our marketing efforts and resources should be focused there. A decision was made to incorporate in Washington State as a new company under the name E-Renter USA Ltd and to operate exclusively as a US company. The business of E-Renter Services Limited terminated and was carried on by E-Renter USA Ltd from that point on. ed E-Renter Service Limited has ceased to exist.

For pricing and regulatory issues we maintained the relationship with Equifax Canada. In the fall of 2003 were able to open an account with Equifax LLC in Atlanta. We also opened accounts with various service providers which allowed us to increase our product offering and price points. By the summer of 2004 we were recognized by a second Credit Bureau (Experian) and ~~we are currently in the process of opening an~~ in February of 2005 we opened an account with TransUnion.

Services

E-Renter provides information services that allow our customers to make informed business decisions which reduce their risk and liability. Our services include:

·	Consumer Credit Reports
·	Employee Credit Reports
·	Business Credit Reports
·	Criminal Convictions Reports
·	Registered Sex Offender Reports
·	Unlawful Detainer (Evictions) Reports
·	Driving Records
·	Online Submissions to Collections
·	Deed Records
·	Assessor Records
·	Bankruptcy Reports
·	UCC Reports

E-Renter USA Ltd does not yet engage in the collection of the information we sell. All products are purchased from a wide range of service providers with some redundancy built into our choice of service providers. Our primary value to our customers is in the combined bundle of services we can offer them via a single interface. The company's over 6,000 current clients are typically smaller businesses and landlords who would not have access to our wide range of services and who would need to open multiple accounts to obtain our complete range of services. We believe that our new website, www.CriminalData.com with its link back to our credit reporting site will expand our target market to larger concerns. Employers can now arrange for a background check on a prospective employee from one source.

Our buying power allows us to sell credit reports to smaller landlords for approximately half of what they would pay if they purchased reports directly from a credit bureau with the added benefit of optional criminal and evictions reports. In fall of 2005 we expanded our top tier product to include a Sex Offender and OFAC (Patriot Act) search.

Management’s Discussion and Analysis or Plan of Operation

Market Analysis Summary

The market for our service consists of the following broad segments:

·	Tenant Screening - renting or leasing residential or commercial property
·	Employee Screening – pre-employment background checks before hiring or promotion

· Financial Services - any business extending credit to a consumer or business

Market Segmentation

In the following segments our market is national in scope. We can open an account anywhere in the country with all due diligence performed within a 72 hour period. In each of the following segments we have the ability to offer clients a comprehensive solution for their credit, screening and collection needs.

Property Management Companies: Firms engaged exclusively in property management are the primary target market for E-Renter. Our service offering is tailored to this segment. This group is professional in their approach and open to new methods of conducting business that reduce costs and improve their bottom line.

Small to Medium Property Owners: This segment is defined as owners/operators of rental units, usually residential, and usually over 25 units. This segment is cost conscious and will be receptive to reducing expenses, risk and reducing bad debt.

Commercial Real Estate Companies: This segment is involved in leasing commercial, retail, and warehouse and office space. They are less price sensitive and primarily focused on speed of setup and total service offering.

Public Storage Companies: This segment is involved in the monthly rental of storage space to consumers and businesses. Our screening services very attractive to this group as are the online submission to collections.

Small to Medium Businesses: This broad segment is typically engaged in the hiring of employees, the promotion of employees, the extension of credit to consumers or business aas and submission to a collection agency.

The following table provides an indication of approximate market size for some of the market segments we have identified. This data was obtained from InfoUSA. We subscribe to a service (SalesGenie.net $250 per month ) which allows us to download unlimted prospect lists by SIC code. We use this service to download prospect lists for mailouts and telemarketing.

Potential Customers as of Dec 29, 2005 – Info USA	2005
Property Management Companies SIC 653108	38,822

Apartments SIC 651303	102,600
Public Storage Companies SIC 422503 & 422604	49,779
Small to Medium Business (10 - 499 Employees)	11,535,471
Commercial Real Estate Companies (62310104 D&B)	11,400

Implementation of the Business Plan

Marketing Strategy

An overview of our marketing strategy for 2006 includes the following activities:

o	Flyer/Postcard Campaign – continued mailings will be directed to target market segments. Flyers and postcards have been professionally designed, we subscribe to service that allows us to download unlimited mail lists. We have a bulk mailing permit and commercial software which allows us to obtain the best mailing rates.

o	Telemarketing - a company which specializes in telemarketing was engaged in November 2005. They have produced positive results and we will continue to utilize their services to accelerate new client acquisition.

o	CPC (Internet) – We have increased our monthly spend on PPC (pay per click) advertising. A company specializing in PPC campaign management has been engaged to start managing our campaign in January 2006.

o	Sales representatives – as funds allow, a total of ten sales representatives will be hired over the next year for the purpose of making direct sales calls in key urban centers.

o	Specialized websites targeted to specific online reports will be rolled out. We have already released www.CriminalData.com with positive results. An improved version of this site will be released in early 2006.

1. Flyer Campaign

Using mailing lists from InfoUSA (SalesGenie.net) we will direct targeted mailings to specific groups (by SIC Code) with flyers tailored to show the availability of reports specific to their state and listing the counties for which we have criminal and evictions data. In addition to tenant screening and employee screening, these mailings will also promote our other online reports such as property deed records, assessor reports, criminal background checks, etc. We have postcards which have been professionally designed and printed with 20,000 pieces on hand for a March 2006 mailout.

2. Telemarketing

One of our key long term objectives is to increase the number of active memberships. The telemarketing focus is on commercial accounts with the target goal of 1,000 commercial accounts. We intend to contact targeted lists of property management companies, apartment building owners and small business owners to promote our business. The same web interface that we developed for inbound calls will be used by the outbound telemarketers. This interface allows the operator to enter the client information into a data base which formats the membership application and sends the membership application to the prospect by fax or email with the fields already filled in. All they need to do is sign, attach the necessary documents and fax back. Upon receipt of the signed application and documents, and a satisfactory review, the same software allows us to request an onsite inspection from a third party service provider.

3. CPC (Internet) Marketing

Substantial traffic and business has been generated from Google and Overture through pay per click advertising. Additional funds will be directed to increase advertising through this medium. We estimate that over 40% of our business is from repeat customers brought to us through this method of advertising. Based on the "life time value of a customer" we find this very cost effective.

4. Sales Representatives

Despite the high tech nature of our business we clearly recognize that the most basic form of marketing is also the most effective in that sense that nothing beats a sales representative making a face to face presentation. As described in the following section, we intend to initially hire ten sales representatives in key areas that will actively call on prospects and maintain relationships with key accounts.

5. Specialized web sites.

We will roll out a series of "specialized web sites" which offer instant online reports to specific markets. Several domain names have been registered including www.CriminalData.com, www.CriminalFacts.com, www.SexOffenderData.com, www.DeedRecord.com, www.AssessorRecord.com. In addition to these web sites which are tailored to provide instant online reports to specific markets we intend to roll out other domains as time and resources allow.

Sales Strategy

As stated in our objectives and marketing plan, we intend to activate a minimum of 1,000 online commercial accounts. In addition to the passive methods mentioned in the marketing summary we intend to recruit and deploy sales representatives in key areas. Based primarily on population we will engage sales representatives in the following areas:

Los Angeles, San Francisco, Houston, Dallas, Miami, Boston, New York, Seattle, Phoenix

Sales representatives will operate out of their homes and will be provided with basic laptops. The laptops will be used to make sales presentations, receive weekly prospect lists (sorted geographically), and to submit weekly call reports. Sales representatives will receive a monthly draw against commissions of $1,600 against a commission of 25% of gross sales for accounts they activate. The representatives will also receive a car allowance of $400 per month and a cell phone allowance of $100 per month. The phone numbers will be owned by E-Renter so that continuity with the customers will be maintained in the event that a sales representative is terminated or resigns.

The sales representatives will be engaged over a period of five to six months and added by state. For example sales representatives for California, Texas, and New York would be added in the same months so that marketing materials can be tailored for each state and adequate attention can be given to the sales representatives.

Each sales representative will be home based and will be provided with complete online resources to download forms, prospect lists etc. Our intention is to leverage available technology to maintain low operating costs and to minimize the net cost of acquiring each new account. It is estimated that each representative will be able to generate monthly sales of $20,000 to $30,000 within a six month period. Should we receive only the minimum subscription amount of $75,000 (300,00 shares) financing of our sales representatives will, of necessity, need to be revamped. One alternative would be that sales in each city or portion of a city would be developed by a licensee who would bear startup, organization and training costs for a larger percentage of gross income. We are currently examining this alternative very carefully and may well adopt this sales strategy in any case.

Competition and Buying Patterns

Due to the regulatory nature of this business there are significant barriers to entry. This has the effect of limiting the number of new entrants into the marketplace. The common denominator among competitors is the need to purchase credit reports from one of the three credit bureaus which are Equifax, Experian and TransUnion. These three bureaus are the only real suppliers of consumer credit information in the country. The only significant suppliers of commercial credit reports are Dun & Bradstreet or Experian Business.

Firms engaged in supplying consumer credit reports may also sell additional data such as: criminal, unlawful detainer (evictions), driving records, and other miscellaneous reports. Typically a bundle of services is offered to a specific segment. It is important to note that clients may have the option of purchasing directly from one of the three credit bureaus but this is traditionally at a higher price and they are only able to purchase credit reports and must purchase the other products (i.e. criminal and evictions) from a separate source.

There are a limited number of competitors in this field. The majority are smaller regional players and there are fewer than five large firms. In 2006 we expect to see a reduction in the number of smaller competitors. In April 2006 Experian is increasing their minimum monthly billing per subsriber code which is forcing many of the smaller firms out of business. This will have a positive rather than negative impact on our business. In November we purchased a customer base from one small Arkansas CRA (Consumer Reporting Agency) and in December we absorbed the customer base (no charge) for a second Arkansas CRA. Equifax has announced that new applications will be subject to a $100,000 minimum annual billing. We are “grandfathered” at a very small minimum.

Strategy and Implementation Summary Emphasize a complete solution

We will differentiate ourselves with service by offering a complete bundle of online reports and services targeted to the markets we serve. By focusing on the small to medium sized client we will present them with a "package" that they would typically need to purchase from multiple suppliers.

Build a relationship-oriented business

Build long-term relationships with customers and when possible deliver a "personal touch". Field sales reps in key urban areas are the cornerstone of this strategy.

Focus on target markets

We need to focus our offerings on specific market segments and when possible focus on the sub-segments with specific offerings tailored and packaged for each group. For example, employee screening marketing material for the trucking industry should be tailored to that group and be as specific as possible. Each target market we approach needs to feel that we are "specific" to their needs. A "one size fits all" approach won't work for us.

Due Diligence

Perspective clients applying for online access are thoroughly vetted. Applicants first fill out an application form which can be downloaded at www.e-renter.com/apply. The application forms include a checklist of required documents. Once an application is received with all documents we verify that the applicant is in good standing with the Secretary of State and that their phone number is publicly listed as stated on their application. We also ask for samples of rental or employee applications to ensure that they are FCRA compliant and are obtaining the required consent from tenants or employees. A bank reference is also verified. An additional step before approving their account is a physical inspection. E-Renter USA has a long standing relationship with an approved third party to perform this function for clients outside our immedate area.

Competitive Edge

Our services are positioned to provide our customers with a complete solution to minimizing risk while helping them grow their business. A business owner will feel more confident extending credit if he knows the client has a track record of paying their bills on time. The same business owner will also minimize risk by properly screening employees (or tenants) to weed out criminals and potentially avoid costly and potentially fatal litigation.

Our pricing strategy is aggressive with a set up fee of only $65.00 which is waived for larger accounts. We do not charge our clients monthly or annual fees and there is no minimum billing. If a client does not use their account for a period of time there is no incentive for them to close the account so we have never had a client close their account.

A key competitive edge is our business process which allows Individual Landlords to easily order and receive tenant screening reports. Our competitiors have traditionally underserved this segment by focusing exclusivley on the larger commercical accounts. We have simplified the process while remaining fully compliant with the Credit Bureaus and have averaged one hour turnaround during business hours and same day service evenings and weekends. We have achieved “critical mass” for this segment with over 6,100 signed up verified members as of December 31 2005. We fully expect this number to double by the end of our third year.

Liquidity and Capital Resources

Our cash resources over the next twelve months are directly tied to the current growth of business and the extent to which this offering is subscribed. At present are requirements are being met by current sales. While this does not eliminate growth it certainly restricts the rate of growth. For instance, if we receive the maximum subscription amount of $250,000 we would be able to spend an additional $60,000 each on telemarketing and internet marketing compared to $30,000 on telemarketing and $10,000 Internet marketing if the minimum amount ($75,000) is subscribed to. We feel that our package of services is unique and well-priced. If our growth is not accelerated we stand the risk of having better funded competition emerge using our concepts. With proper funding we anticipate hiring additional staff to meet the demands of the increased sales.

If we do have all or a substantial majority of the shares offered in this prospectus subscribed for we would be severely restricted in developing a part of our business that we believe could be larger and more profitable than the credit reporting side of our business: www.CriminalData.com. In today’s climate of enhanced security on all levels, the necessity of running background checks on current and prospective employees is becoming essential. We will be able to offer a fast, accurate and very economical answer to this need. This division will require a totally separate staff.

Description of property

E-Renter USA maintains an office at 435 Martin Street, Suite 3140, Blaine, WA 98230 (360) 332-0078. admin@e-renter.com

We currently occupy three offices totaling approximately 600 square feet. These premises are leased on an annual term with option to renew. Adjacent space is readily available if required. One office is utilized for customer service, one for the administration and sales and one office is used for record storage. and for the sales staff.

Certain relationships and related transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

· Any of our directors or officers;

· Any person proposed as a nominee for election as a director;

· Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;· Any of our promoters;· Any relative or spouse of any of the foregoing persons who has the same house address as such person.

As of January 19, 2000, E-Renter USA, Inc. issued 500,000 shares of common stock to Inge Kerster in consideration of her time and efforts and expense in forming the corporation and maintaining it in good standing. These shares were forward split on a 5 – 1 basis on November 6, 2004.

On November 22, 2004 E-Renter USA, Inc. (formerly Haida Gwai, Inc.) entered into an agreement with Guy Seeklus and Brenda Menkis, sole shareholders of E-Renter USA Ltd. to acquire all of the issued and outstanding shares of E-Renter USA Ltd. for 4,000,000 shares of our common stock. This transaction resulted in a complete change of control to Mr. Seeklus and Ms. Menkis (husband and wife).

Famlico Investments, Inc. a wholly owned company of the five adult children and stepchildren of Ms. Kerster, subscribed for 198,000 shares of our common stock at a price of $0.10 per share on December 2, 2004. The shareholders are: Kennedy Kerster, 10%; Michael Kerster, 10%; Bruce Kerster, 10%; Rachael Hodyno, 35% and Rebecca Kerster, 35%. Both Inge Kerster and the five stockholders in Famlico Investments, Inc. disclaim any beneficial ownership.

There are no contracts or affiliations with any third parties at this time.

Market for common equity and related stockholder matters

E-Renter USA ~~is a development stage company that is still in the beginning stages of~~ has made significant progress in implementing its business plan. There are currently eight shareholders of record. No market currently exists for the common stock. Upon completion of all or part of the offering of common shares contained in this registration statement, it is the intention of E-Renter USA to apply for a trading symbol and a listing to have its shares quoted on the Over-the-Counter Bulletin Board. There can be no assurance that any part of this offering will be subscribed to and if all or part of the offering is subscribed to, that the request of E-Renter USA to have the price of its stock quoted on the Over-the-Counter Bulletin Board will be granted. You should take all of the above facts into consideration before making a decision to purchase any amount of E-Renter USA stock.

Financial Statements

Financial Statements for the years ended June 30, 2005 and 2004 and the interim periods ended ~~October~~December 31, 2005 and 2004 follow:

E-RENTER USA, INC.

AUDIT REPORT

MADSEN & ASSOCIATES CPA’s INC. 684 East Vine Street, Suite 3 Murray, Utah, 84107

E-RENTER USA, INC.

INDEX TO FINANCIAL STATEMENTS

TABLE OF CONTENTS

ITEM	PAGE
Report of Certified Public Accountant	F-1

Balance Sheet, June 30, 2005	F-2

Statement of Operations, for the years ended
June 30, 2005 and 2004	F-3
Statement of Stockholders' Equity
(Deficit), November 18, 1998 (Inception)
Through June 30, 2005	F-4
Statements of Cash for the years ended
June 30, 2005 and 2004	F-5
Notes to Financial
Statements	6 – 9

Board of Directors E-Renter USA, Inc. and Subsidiary Blaine, Washington

Report of Independent Registered Accounting Firm

We have audited the accompanying consolidated balance sheets of E-Renter USA, Inc. and Subsidiary as of June 30, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended June 30, 2005 and for the period from the date of inception (July 22, 2003) to June 30, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based upon our audit and the reports of other auditors, these consolidated financial statements present fairly, in all material respects, the financial position of E-Renter USA, Inc. and Subsidiary as of June 30, 2005 and 2004, and the consolidated results of its operations and cash flows for the year ended June 30, 2005 and for the period from the date of inception (July 22, 2003) to June 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

Madsen & Associates CPA’s, Inc. Salt Lake City, Utah March 3, 2006

F-1

E-RENTER USA, INC.

     CONSOLIDATED BALANCE SHEETS FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

	June 30,	June 30,
	2005	2004
ASSETS
Current Assets
Cash in bank	$32,598	$1,932
Accounts receivable, net	-	236
TOTAL CURRENT ASSETS	$32,598	$2,168
Property & equipment, net of
accumulated depreciation	5,099	961
TOTAL ASSETS	$37,697	$3,129
LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities
Accounts payable	7,095	5,000
Income taxes payable	1,487	-
Advances from officer/stockholder	2,054	4,291
Total Liabilities	$10,636	$9,291
Stockholders' Equity (Deficit)
Preferred stock, $.001 par value; 10,000,000
shares authorized, zero issued and outstanding
Common stock, $.001 par value; 100,000,000
shares authorized, 5,248,000 and 4,500,000
shares issued and outstanding at June 30, 2005
and 2004, respectively	5,248	4,500
Additional paid in capital	20,052	(4,000)
Retained earnings (deficit)	1,761	(6,662)
Total Stockholders' Equity (Deficit)	27,061	(6,162)
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$37,697	$3,129

E-RENTER USA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

	June 30, 2005	June 30, 2004
Revenue
Sales & services	$189,551	$23,156
Cost of sales & services	37,841	3,801
Gross Profit	$151,710	19,355
Operating expenses
Advertising	39,196	-
Selling expenses	21,067	2,536
General & administrative	81,537	23,481
Total Operating Expenses	141,800	26,017
Net income (loss) before income taxes	9,910	(6,662)
Provision for income taxes	1,487	-
Net income (loss)	8,423	(6,662)
Net earnings per common share:
Net earnings (loss)	$0.00	$(0.00)
Weighted average shares outstanding	4,578,000	4,500,000

F-3

E-RENTER USA, INC.
STATEMENTS OF SHAREHOLDER EQUITY (DEFICIENCY)
AS AT JUNE 30, 2005
	Common	Stock	Additional	earnings
			paid in
	Shares	Amount	capital	(Deficit)	Total

Balance,
		$	$	$	$
July 22, 2003	4,000,000	4,000	(4,000)	-	-

Common stock issued to founder	500,000	500	-	-	500
Net (loss) for year ended
June 30, 2004	-	-	-	(6,662)	(6,662)

Balance,
June 30, 2004	4,500,000	4,500	(4,000)	(6,662)	(6,162)
Common shares issued for cash
at $.50 per share, August 2004	10,000	10	4,990	-	5,000
Five-for-one forward split of
common shares, November 2004	2,040,000	2,040	(2,040)	-	-
Recapitalization of private
company
with public company stock,
November 1, 2004	4,000,000	4,000	(4,000)	-	-
Common shares issued for cash
at $.10 per share, December 2004	198,000	198	19,602	-	19,800
Cancellation of founders
shares, January 2005	(1,500,000)	(1,500)	1,500	-	-
Net income for year ended
June 30, 2005				13,693	13,693

Balance, June 30, 2005	5,248,000	$5,248	$20,052	$ 7,031	$32,331

E-RENTER USA, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

	June 30, 2005	June 30, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$13,693	$(6,662)
Adjustments to reconcile net (loss) to net cash
provided by operating activites	-	-
Depreciation	586	191
Changes in operating assets and liabilities	-	-
Accounts receivable	236	(236)
Income taxes payable	2,417	-
Accounts payable	(4,105)	5,000
NET CASH PROVIDED (USED) BY
OPERATING ACTIVITIES	12,827	(1,707)
CASH FLOWS USED BY INVESTING ACTIVITIES
Purchase of property & equipment	(4,724)	(1,152)
CASH FLOWS USED BY INVESTING ACTIVITIES	(4,724)	(1,152)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment to officer/shareholder	(2,237)	4,791
Proceeds from sale of common stock	24,800	-
NET CASH FROM FINANCING ACTIVITIES	22,563	4,791
NET INCREASE IN CASH	30,666	1,932
CASH AT BEGINNING OF PERIOD	1,932	-
CASH AT END OF PERIOD	$32,598	$1,932
SUPPLEMENTAL DISCLOSURES
NON-CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of 4,000,000 shares to acquire subsidiary in October, 2004 - -

E-RENTER USA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF ORGANIZATION Organization and description of business

E-Renter USA, Ltd. (the “Company”) was incorporated on July 22, 2003 under the laws of the State of Washington to provide employee and tenant screening and background services. In November 2004, the Company became the wholly owned subsidiary of E-Renter USA, Inc. in connection with a stock purchase and share exchange agreement. E-Renter USA, Inc. was incorporated on January 19, 200 under the laws of the state of Colorado and is considered a public “shell” with no significant operations since its inception. The stock purchase and share exchange agreement has been accounted for as a reverse acquisition and a recapitalization of the Company with the public company common stock.

Accordingly these financial statements are the consolidated financial statements of E-Renter USA, Inc. and E-Renter USA, Ltd., Inc., its wholly-owned subsidiary. The Company has elected June 30th as its fiscal year end.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of E-Renter USA, Inc. and its wholly-owned subsidiary, E-Renter USA, Ltd. All intercompany accounts and transactions have been eliminated.

Earnings Per Share

Basic earnings per share (“EPS”) is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Shares”. Diluted EPS reflects the potential dilution of securities that could share in the earnings.

The Company computed basic and diluted earnings (loss) per share amounts for June 30, 2005 pursuant to the Statements of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share”. There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates and assumptions

F-6

Revenue Recognition

The Company has adopted and follows the guidance provided in the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 104, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.

The Company recognizes revenues upon the completion and delivery of reports to customers.

Cost of sales and services

Cost of sales and services include direct costs associated with the production of the credit and tenant screening reports.

Cash

The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months of less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”. SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and the related interpretations. As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,” which allows entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-value based method defined in SFAS No. 123 has been applied.

The Company accounts for stock options or warrants issued to non-employees for good or services in accordance with the fair value of the options or warrants issued. The fair value is computed using an options pricing model.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for over the estimated useful lives of the respective assets using the straight-line method for financial reporting purposes and for income tax purposes. Amortization of the leasehold improvements is provided for on the straight-line method over the term of the lease. Maintenance, repairs and minor renewals are charged to expense as incurred while expenditures that materially increase values, change capacities, or extend useful lives are capitalized.

Concentration of Credit Risk

A significant portion of the Company’s sales have been to several large customers and, as such, the Company is directly affected by the well-being of those customers. However, the credit risk associated with trade receivables is minimal due to the significant size of the Company’s customers and the Company’s ongoing efforts to monitor the credit worthiness of its customers.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

NOTE 3 – NOTE PAYABLE TO RELATED PARTY

During 2004, the Company issued a note payable in the amount of $5,000 to an officer and director, who is also a shareholder of the Company. These funds were used for working capital. The note bears no interest and is due upon demand. As of June 30, 2005 the principle balance was $2,054.

NOTE 4 – COMMON STOCK

In November of 2004 the Company entered into a stock purchase and share exchange agreement more fully described in Note 5 below. The issuance of shares with regards to this agreement have been retroactively reported in the financial statements to the date of inception of the Company on July 22, 2003.

In August of 2004 the Company issued 10,000 shares of common stock for value at $.50 per share for cash in the amount of $5,000. F-8 In November of 2004 the Company effected a 5 for 1 forward stock split whereby the shareholders received five shares of the Company’s common stock for every one share of common stock. Immediately prior to the stock split the Company had 510,000 shares of stock outstanding and immediately after the stock split the Company had 2,550,000 shares outstanding.

In December of 2004 the Company issued 198,000 post split common shares valued at $.10 per share for $19,800 cash.

In January of 2005 one of the founders of the Company voluntarily cancelled 1,500,000 shares of common stock that had previously been issued.

NOTE 5 – ACQUISITION OF E-RENTER USA LTD., INC.

In November of 2004 the Company issued 4,000,000 post split common shares to acquire all of the outstanding shares of E-Renter USA Ltd., Inc. At the time of the acquisition, E-Renter USA, Ltd., Inc. was considered a “public shell” and had no significant assets or operations. This acquisition has been accounted for as a reverse acquisition or a recapitalization of the Company with the public company’s common stock.

NOTE 6 – INCOME TAXES

The Company incurred income tax expense of $1,487 for the year ended June 30, 2005. The Company utilized a net operating loss carryforward for the previous year in the amount of $6,662. This carryforward was used to reduce the taxable income of the Company for the year ended June 30, 2005.

There were no other temporary differences between “taxable” income for federal income tax purposes and net income for financial statements purposes. There was no net deferred tax asset carry forward from tax net operating loss of the previous year. Since this deferred tax asset was not carried forward and there are no temporary differences between taxable income for federal income tax purposes and net income under generally accepted accounting principles, there are no deferred tax assets or liabilities recognized in the financial statements.

NOTE 7 – GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses for the years ended June 30, 2005 and 2004 consist of the following amounts:
	June 30, 2005	June 30, 2004

Advertising	$ 43,749	$ 5,684
Office expenses	24,145	12,628
Rent	1,464	3,079
Telephone	5,979	2,090
Totals	$ 75,337	$ 23,481

Reclassifications have been made in the 2004 amounts to be consistent with the 2005 classifications. F-9

E-RENTER USA, INC. (CONSOLIDATED)

INTERIM FINANCIAL STATEMENTS

For the Six Months Ended December 31, 2005 (Prepared by Management)

F-10

E-RENTER USA, INC. (CONSOLIDATED)
BALANCE SHEET
(Prepared by Management)

AS AT:	December 31	December 31
	2005	2004

ASSETS
CURRENT
Cash	$21,474	$26,269
Accounts receivable	$1,349	$0
Prepaid expenses	500	0

	23,323	26,269

PROPERTY, PLANT & EQUIPMENT	9,856	5,685

	$33,179	$31,954

LIABILITIES
CURRENT
Accounts payable and accrued liabilities	$ 7,379	$5,000
Income taxes payable
	1,487	0

DUE TO SHAREHOLDERS	10,033	5,148

	11,212	10,148

SHAREHOLDERS' EQUITY
Preferred Stock, $0.001 par value, 10,000,000
Authorized – none issued and outstanding

Common Stock, $0.001 par value, 100,000,000
Authorized, 5,248,000 issued and outstanding	5,248	6,748

Additional Paid In Capital	20,052	18,652

DEFICIT	-11,606	-7,174

SHAREHOLDERS’ EQUITY	13,694	18,226

TOTAL LIABILITIES AND SHAREHOLDERS’
EQUITY	$32,593	$28,374

E-RENTER USA, INC. (CONSOLIDATED)
STATEMENT OF LOSS AND DEFICIT
(Prepared by Management)

FOR THE SIX MONTHS ENDED:	December 31	December 31
	2005	2004

SALES	$176,145	$72,949
COST OF SALES	36,766	20,567

GROSS PROFIT	139,379	52,382

OPERATING EXPENSES
Advertising	25,627	13,629
Selling expense	24088	13,936
General and administrative expenses	103,031	51,930

	152,746	52,791

NET LOSS FOR THE PERIOD	-13,367	-409
DEFICIT, beginning of year	1,761	-6,662

	-4,944	-7,071
DIVIDENDS	0	-102

DEFICIT, end of period	-$ 11,606	-$7,173

F-12

E-RENTER USA, INC. (CONSOLIDATED)
STATEMENT OF CASH FLOWS
(Prepared by Management)

FOR THE SIX MONTHS ENDED:	December 31	December 31
	2005	2004

OPERATING ACTIVITIES
Working capital from operations
Net income	-$13,367	-$410

Net change in non-cash working capital
balances from operations:
Accounts receivable	-1,349	236
Prepaid expense	-500	0
Accounts payable and accrued liabilities	284	0

	-14,932	-174

FINANCING ACTIVITIES
Dividends	0	-102
Advances from/(to) shareholders	7,979	456
Capital stock issuance	0	25,300

-	7,979	25,656

INVESTING ACTIVITIES
Additions to capital assets	-4,171	-1,146

	-4,171	-1,146

INCREASE IN CASH	-11,606	24,337

CASH, beginning of year	32,598	1,932

CASH, end of year	$21,474	$26,269

F-13

E-RENTER USA, INC. (CONSOLIDATED)

NOTES TO THE FINANCIAL STATEMENTS

For the Six Months Ended December 31, 2005

(Prepared by Management)

NOTE 1 – DESCRIPTION OF ORGANIZATION

Basis of Presentation

The Interim financial statements of E-Renter USA, Inc. and Subsidiary (the Company) for the six months ended December 31, 2005 and 2004 are not audited. The financial statements are prepared in accordance with the requirements for unaudited interim periods, and consequently do not include all disclosures required to be in conformity with accounting principles generally accepted in the United States of America.

In the opinion of management, the accompanying consolidated financial statements contain all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Company’s financial position as of December 31, 2005 and 2004 and the results of operations and cash flows for the six months ended December 31, 2005 and 2004.

The results of operations for the six months ended December 31, 2005 and 2004 are not necessarily indicative of the results for a full year period

Organization and description of business

E-Renter USA, Inc. (the “Company”) was incorporated on January 19, 2000 under the laws of the State of Colorado. The Company was organized under the name Haida Gwai, Inc. The Company changed its name from Haida Gwai, Inc. to E-Renter USA, Inc. on November 22, 2004. The Company mainly specializes on tenant screening, including: credit reports, evictions, criminal convictions, bankruptcy reports, driving records and property records.

In November 2004, E-Renter USA, Ltd. became the wholly owned subsidiary of E-Renter USA, Inc. in connection with a stock purchase and share exchange agreement.

Accordingly these financial statements are the consolidated financial statements of E-Renter USA, Inc. and E-Renter USA, Ltd., Inc., its wholly-owned subsidiary.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of E-Renter USA, Inc. and its wholly-owned subsidiary, E-Renter USA, Ltd. All intercompany accounts and transactions have been eliminated.

Earnings Per Share

Basic earnings per share (“EPS”) is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Shares”. Diluted EPS reflects the potential dilution of securities that could share in the earnings.

The Company computed basic and diluted earnings (loss) per share amounts for

~~October~~December 31, 2005 pursuant to the Statements of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share”. There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates and assumptions

Revenue Recognition

The Company has adopted and follows the guidance provided in the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 104, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.

The Company recognizes revenues upon the completion and delivery of reports to customers.

Cash

The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months of less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”. SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and the related interpretations. As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,” which allows entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-value based method defined in SFAS No. 123 has been applied.

The Company accounts for stock options or warrants issued to non-employees for good or services in accordance with the fair value of the options or warrants issued. The fair value is computed using an options pricing model.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

Property, Plant and Equipment

	2005	2004

Equipment	$5,479	$824
Computers	4,268	1,473
Software	300	0
Accumulated amortization	-777	-191
	$9,270	$2,106

Property and equipment are recorded at cost. Depreciation is provided for over the estimated useful lives of the respective assets using the straight-line method for financial reporting purposes and for income tax purposes. Amortization of the leasehold improvements is provided for on the straight-line method over the term of the lease. Maintenance, repairs and minor renewals are charged to expense as incurred while expenditures that materially increase values, change capacities, or extend useful lives are capitalized.

Concentration of Credit Risk

A significant portion of the Company’s sales have been to several large customers and, as such, the Company is directly affected by the well-being of those customers. However, the credit risk associated with trade receivables is minimal due to the significant size of the Company’s customers and the Company’s ongoing efforts to monitor the credit worthiness of its customers.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

NOTE 3 – NOTE PAYABLE TO RELATED PARTY

During 2004, the Company issued a note payable in the amount of $5,000 to an officer and director, who is also a shareholder of the Company. These funds were used for working capital. The note bears no interest and is due upon demand. As of ~~October~~December 31, 2005 the principle balance was $1,996.

NOTE 4 – COMMON STOCK

In August of 2004 the Company issued 10,000 shares of common stock for value at $.50 per share for cash in the amount of $5,000.

In November of 2004 the Company effected a 5 for 1 forward stock split whereby the shareholders received five shares of the Company’s common stock for every one share of common stock. Immediately prior to the stock split the Company had 510,000 shares of stock outstanding and immediately after the stock split the Company had 2,550,000 shares outstanding.

In December of 2004 the Company issued 198,000 post split common shares valued at $.10 per share for $20,000 cash.

In January of 2005 one of the founders of the Company voluntarily cancelled 1,500,000 shares of common stock that had previously been issued.

NOTE 5 – ACQUISITION OF E-RENTER USA LTD., INC.

In November of 2004 the Company issued 4,000,000 post split common shares to acquire all of the outstanding shares of E-Renter USA Ltd., Inc. At the time of the acquisition, E-Renter USA, Ltd., Inc. had no significant assets or operations.

NOTE 6 – INCOME TAXES

The Company incurred income tax expense of $1,487 for the year ended June 30, 2005. The Company utilized a net operating loss carryforward for the previous year in the amount of $6,662. This carryforward was used to reduce the taxable income of the Company for the year ended June 30, 2005.

There were no other temporary differences between “taxable” income for federal income tax purposes and net income for financial statements purposes. There was no net deferred tax asset carry forward from tax net operating loss of the previous year. Since this deferred tax asset was not carried forward and there are no temporary differences between taxable income for federal income tax purposes and net income under generally accepted accounting principles, there are no deferred tax assets or liabilities recognized in the financial statements.

Interest of Named Experts and Counsel

Our financial statements for the year ended June 30, 2005 and the interim statements for the period ending ~~October~~December 31, 2005 (prepared by management) contained in this prospectus have been audited and reviewed as of June 30, 2005 and ~~October~~December 31, 2005 respectively by Madsen & Associates, registered independent Certified Public Accountants, to the extent set forth in their report, and are set forth in this prospectus in reliance upon such report given upon their authority as experts in auditing and accounting. Madsen & Associates does not own any interest in us.

The validity of the common stock offered hereby will be passed upon for us by our independent legal counsel, Joseph I. Emas, Esq., 1224 Washington Avenue, Miami Beach, Florida.

Changes in and disagreements with accountants on accounting and financial disclosures

On July 1, 2005 we dismissed our independent accountants, Jewett Schwartz & Associates. We had no disagreements with Jewett, Schwartz & Associates concerning accounting and financial disclosure matters. Our former accountants, in their report on the financial statements covering the fiscal period audited (from inception to June 30, 2004) contained no adverse opinion, a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles with the exception a note to the financial statements pointing out uncertainty regarding the ability to continue as a going concern. Madsen & Associates of Murray, Utah have been appointed our new independent auditors. We have had no discussions or negotiations with Madsen & Associates prior to their engagement.

Available Information

Currently, we are not required to deliver our annual report to security holders. However, we will voluntarily send an annual report, including audited financial statements, to any shareholder that requests it. We are filing this registration statement on form SB-2 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in this registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Room of the

Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date shown on the cover page.

Prospectus E-RENTER USA

1,248,000 Shares of Common Stock

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there have been no changes in the affairs of the company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

This Prospectus covers the proposed offer and sale of up to 1,000,000 shares of common stock of E-Renter USA, Inc. by the Company (consisting of a minimum of three hundred thousand shares ($75,000) and a maximum of one million shares ($250,000) at $0.25 per Share). There is a minimum subscription of $75,000. The offering by E-Renter USA, Inc. will be open for a period of one hundred and eighty days from the date of this prospectus. The common stock will be sold through the officers and directors of the Company on a best efforts basis.

The selling shareholders named in this prospectus are offering 248,000 shares of common stock at a fixed stated price of $0.25 until quoted on the OTC Bulletin Board, if ever, and thereafter at the Bulletin Board price. The Company will be offering its shares of common stock to potential

Until
_________
, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition the dealer’s obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions. ______________
, 2005

PART II – Information not required in prospectus

Item 24. Indemnification of directors and officers.

Pursuant to Colorado law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such person's costs and expenses incurred in connection with such action so long as he/she has acted in good faith and in a manner which he/she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Colorado law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The bylaws of E-Renter USA, Inc. filed as Exhibit 3.2, provide that E-Renter USA, Inc. will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of E-Renter USA, absent a finding of negligence or misconduct in office. The Bylaws also permit E-Renter USA to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not E-Renter USA has the power to indemnify such person against liability for any of those acts.

Item 25. Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows:
SEC Registration Fee	60.00
Legal and consulting fees	$15,000.00
Accounting	10,000.00
Registration fees	50.00
(Edgar filing and Printing)	2,000.00

TOTAL	$27,110.00

To date E-Renter USA has spent a total of $ 9,000 for and legal and accounting fees and registration and filing fees related to this offering.

Item 26. Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of E-Renter USA, Inc. securities without registration since its formation. No such sales involved the use of an underwriter, no advertising or public solicitation were involved, the securities bear a restrictive legend and no commissions were paid in connection with the sale of any securities.

On January 19, 2000, E-Renter USA (formerly Haida Gwai, Inc.) issued 500,000 shares of common stock to Inge Kerster as founder’s shares in return for the time, effort and expenditures to organize and form the corporation.

On August 31, 2004 E-Renter USA, Inc. issued 2000 shares of common stock at a price of $0.50 per share to each of five individuals. Following is a list of the five and the exemption relied upon; Edward Duncan: Regulation S of the Securities Act of 1933 Robert McKenzie: Regulation S of the Securities Act Paul T. McKenzie: Regulation S of the Securities Act Nancy Travis: Regulation S of the Securities Act Michael Travis: Regulation S of the Securities Act ~~These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S~~

These securities bear restrictive legends. All of the five individuals are residents of Canada.

On November 6, 2004 E-Renter USA, Inc. forward split all of its issued and outstanding shares on a 5 – 1 basis bringing the total of issued and outstanding stock to 2,550,000 shares.

On November 22, 2004 we issued 2,000,000 shares of our common stock to both Guy Seeklus and Brenda Menkis (4,000,000 total shares), in exchange for 100% of the issued and outstanding stock of E-Renter USA Ltd., a Washington corporation. These shares bear a restrictive legend.

On November 22, 2004 we issued 198,000 common shares to Famlico Investments, Inc. an Alberta, Canada Corporation at a price of $0.10 per share. Famlico Investments, Inc. is owned by the five adult Kerster children: Rachael Hodyno 35%; Rebecca Kerster 35%; Kennedy Kerster 10%; Michael Kerster 10%; and Bruce Kerster 10%. Rachael Hodyno, Rebecca Kerster and Bruce Kerster are all residents of the USA – Kennedy and Michael Kerster are residents of Canada. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Act and upon Regulation S. The certificates representing these shares bear a restrictive legend.

On January 15, 2005, Inge Kerster surrendered 1,500,000 of her 2,500,000 common shares for cancellation resulting 5,248,000 common shares issued and outstanding.

Item 27. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit
Number	Description

3.1	Restated Articles of Incorporation
3.2	Bylaws
3.3	Certificate of Name Change
5.1	Opinion re: Legality
10.1	Share Exchange Agreement
10.2	Articles of Share Exchange
10.3	Escrow Agreement
10.4	Form of Subscription Agreement
23.1	Consent of Independent Auditors
23.2	Consent of Counsel (See Exhibit 5.1)

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(2)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(3)	To reflect in the prospectus any facts or events arising after the effective date of the

     Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the
"Calculation of Registration Fee" table in the effective	Registration Statement; and

(4) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement

(i) That, for the purpose of determining any liability under the Securities Act of
1933, each post-effective amendment shall be deemed to be a new Registration
Statement relating to the securities offered therein, and the offering of such
securities at that time shall be deemed to be the initial bona fide offering thereof;		and

(ii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Interests of Named Experts and Counsel

The validity of the common stock offered hereby will be passed upon for us by our independent legal counsel, Joseph I. Emas, Esq., 1224 Washington Avenue, Miami Beach, Florida.

Our financial statements included in this prospectus have been audited by Madsen & Associates, our independent public accountant, as stated in the auditors report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Signatures

In accordance with the requirements of the Securities Act of 1933, the In accordance with the requirements of the Securities Act of1933, the In accordance with the requirements of the Securities Act of1933, the In accordance with the requirements of the Securities Act of1933, the In accordance with the requirements of the Securities Act of1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Blaine, State of Washington.

March 23, 2005

(Registrant) E-Renter USA, Inc.

By: /S/ Guy Seeklus

Guy Seeklus, President and Chief Executive Officer

By: /S/ Brenda Menkis

Brenda Menkis, Secretary/Treasurer and Chief Financial Officer

Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints
_________________
, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

March 23, 2006.

/s/ Guy Seeklus

Guy Seelklus, Director, President and CEO and Chief Accounting Officer

/s/ Brenda Menkis

Brenda Menkis, Director and Secretary/Treasurer